Exhibit 99.1

Contacts: Investor Relations Kristy Moser Kristine.moser@petco.com	Media Relations Ventura Olvera Ventura.olvera@petco.com

FOR IMMEDIATE RELEASE: November 18, 2021

Petco Health + Wellness Company, Inc. announces record revenue and earnings with 15 percent comp growth and a 32 percent two-year comp

•

Rapidly expanding vet business, digital growth, recurring revenue programs and strong consumables sales drove six consecutive quarters of double-digit comparable sales growth with twelve consecutive quarters of comparable sales growth

•	Net revenue of $1.4 billion grew 15 percent year over year with strong profit flow through

•	Earnings per share of $0.20; Adjusted Earnings Per Share[1] of $0.20

•	Raised full year 2021 guidance on top- and bottom-line

San Diego, November 18, 2021 – Petco Health and Wellness Company, Inc. (Nasdaq: WOOF), a complete partner in pet health and wellness, today released its financial results for its third quarter ended October 30, 2021.

In the third quarter of 2021, Petco delivered net revenue of $1.4 billion, up 15 percent versus prior year. Net income improved by $49.3 million from prior year to $52.8 million or $0.20 per share. Trailing twelve-month net income improved by $156.8 million from prior year to $129.3 million. Adjusted Net Income1 for the third quarter increased $40.4 million from prior year to $54.0 million or $0.20 per share, while Adjusted EBITDA1 increased by 17 percent from prior year to $138.5 million.

“Q3 marked our sixth consecutive quarter of double-digit growth with a 15 percent Q3 comp, lapping 17 percent a year ago, giving us confidence to raise guidance for Full Year 2021,” said Ron Coughlin, Chairman and CEO of Petco. “Our focus on long-term, sustainable growth is powered by continued execution against our transformation, with one of the fastest veterinary expansions in history, further enhancement of our digital competitive advantages, expansion of our merchandise differentiation through powerful owned and exclusive brands, and our incredible Petco Partners who are improving more and more pet lives every single day in a challenging environment.”

Additionally, through the first thirty-nine weeks of 2021, total debt remained roughly flat at $1.7 billion with Net Debt1 improving $94.8 million to $1.5 billion driven by net cash flow from operations of $288.4 million and Free Cash Flow1 of $124.1 million, up 43 percent and 18 percent, respectively, from the first thirty-nine weeks of 2020. Also, in the first thirty-nine weeks of 2021, Net Debt1 / Trailing Twelve Month Adjusted EBITDA1 decreased 19 percent or 0.6x to 2.6x driven by Free Cash Flow1 generation and growth in Adjusted EBITDA1.

Fiscal Q3 2021 Highlights:

Comparisons are third quarter of 2021 ended October 30, 2021 versus third quarter of 2020 ended October 31, 2020 unless otherwise noted

•	Net revenue increased 15 percent to $1.4 billion driven by comp sales growth of 15 percent

•	Net income increased $49.3 million to $52.8 million or $0.20 per share

•	Adjusted Net Income[1] increased $40.4 million to $54.0 million or $0.20 per share

•	Adjusted EBITDA[1] increased 17 percent to $138.5 million [3]

•	Trailing twelve-month net income increased $156.8 million to $129.3 million

•	Trailing Twelve Month Adjusted EBITDA[1] increased $100.3 million to $567.9 million

•	Net cash provided by operating activities increased $87.0 million to $288.4 million in the first thirty-nine weeks of 2021

•	Free Cash Flow[1] increased $18.9 million to $124.1 million in the first thirty-nine weeks of 2021

•	Total debt decreased $1.6 billion, or 48%, to $1.7 billion driven by the proceeds generated from the company’s initial public offering, related recapitalization, and Free Cash Flow[1] generation

•	Net Debt[1] decreased $1.6 billion or 52% to $1.5 billion

•	Net Debt1 / Trailing Twelve Month Adjusted EBITDA[1] improved 60 percent to 2.6x

•	Liquidity of $662.6 million as of October 30, 2021 inclusive of $221.5 million of cash and cash equivalents and $441.1 million of availability on revolving credit facility

•	Ended the quarter with 1,449 Pet Care Centers in the U.S. and Puerto Rico, 172 full-service Vet Hospitals within Pet Care Centers, and 108 Pet Care Centers in Mexico

Fiscal 2021 Guidance:

The following guidance as of November 18, 2021 reflects the company’s expectations for fiscal year 2021.

Metric	Current Guidance	Prior Guidance
Net Revenue	$5.725 - $5.775 billion	$5.6 - $5.7 billion
Adjusted EBITDA[2]	$577 - $582 million	$565 - $575 million
Adjusted EPS[2]	$0.86 - $0.88	$0.81 - $0.85
Capital Expenditures	$220 - $235 million	Near top of $185 - $235 million range

Assumptions in the guidance include that economic conditions, currency rates and the tax and regulatory landscape remain generally consistent. Adjusted EPS guidance assumes approximately $80 million of interest expense, a 26 percent tax rate and a 266 million weighted average diluted share count.

(1)

Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Free Cash Flow, Net Debt, and Trailing Twelve Month Adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

(2)

We have not reconciled Adjusted EBITDA and Adjusted EPS outlook to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measures. Forward- looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein.

(3)

Adjusted EBITDA excludes a $19.8 million gain from (i) mark to market accounting on our investment in A Place for Rover, Inc. (“Rover”) and (ii) the value of earn-out shares issued by Rover to the company pursuant to terms of Rover’s business combination with Nebula Caravel Acquisition, Corp.

Earnings Conference Call Webcast Information:

The company will host an earnings conference call on November 18, 2021 at 8:30 AM Eastern Time to discuss Petco’s financial results. The conference call will be accessible through live webcast. Interested investors and other individuals can access the webcast, earnings release, earnings presentation, and infographic via the company’s investor relations page at ir.petco.com. A replay of the webcast will be archived on the company’s investor relations page through December 2, 2021 at approximately 5:00 PM Eastern Time.

About Petco, The Health + Wellness Co.:

Petco is a category-defining health and wellness company focused on improving the lives of pets, pet parents and our own Petco partners. Since our founding in 1965, we’ve been striving to set new standards in pet care, delivering comprehensive wellness solutions through our products and services, and creating communities that deepen the pet-pet parent bond. We operate more than 1,500 Petco locations across the U.S., Mexico and Puerto Rico, including a growing network of more than 150 in-store veterinary hospitals, and offer a complete online resource for pet health and wellness at petco.com and on the Petco app. In tandem with Petco Love (formerly the Petco Foundation), an independent nonprofit organization, we work with and support thousands of local animal welfare groups across the country and, through in-store adoption events, we’ve helped find homes for more than 6.5 million animals.

Forward-Looking Statements:

This earnings release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not statements of historical fact, including statements regarding our fiscal year 2021 guidance, our growth plans, and execution on our transformation initiatives. Such forward-looking statements can generally be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “intends,” “will,” “shall,” “should,” “anticipates,” “opportunity,” “illustrative”, or the negative thereof or other variations thereon or comparable terminology. Although Petco believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct or that any forward-looking results will occur or be realized. Nothing contained in this earnings release is, or should be relied upon as, a promise or representation or warranty as to any future matter, including any matter in respect of the operations or business or financial condition of Petco. All forward-looking statements are based on expectations and assumptions about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Petco. Forward-

looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results or events to differ materially from the potential results or events discussed in the forward-looking statements, including, without limitation, those identified in this earnings release as well as the following: (i) increased competition (including from multi-channel retailers and e-Commerce providers); (ii) reduced consumer demand for our products and/or services; (iii) our reliance on key vendors; (iv) our ability to attract and retain qualified employees; (v) risks arising from statutory, regulatory and/or legal developments; (vi) macroeconomic pressures in the markets in which we operate; (vii) failure to effectively manage our costs; (viii) our reliance on our information technology systems; (ix) our ability to prevent or effectively respond to a privacy or security breach; (x) our ability to effectively manage strategic ventures, alliances or acquisitions; (xi) economic or regulatory developments that might affect our ability to provide attractive promotional financing; (xii) interruptions and other supply chain issues; (xiii) catastrophic events, health crises, and pandemics, including the potential effects that the ongoing COVID-19 pandemic and/or corresponding macroeconomic uncertainty could have on our financial position, results of operations and cash flows; (xiv) our ability to maintain positive brand perception and recognition; (xv) product safety and quality concerns; (xvi) changes to labor or employment laws or regulations; (xvii) our ability to effectively manage our real estate portfolio; (xviii) constraints in the capital markets or our vendor credit terms; (xix) changes in our credit ratings; and (xx) the other risks, uncertainties and other factors identified under “Risk Factors” and elsewhere in Petco’s Securities and Exchange Commission filings. The occurrence of any such factors could significantly alter the results set forth in these statements.

Petco cautions that the foregoing list of risks, uncertainties and other factors is not complete, and forward-looking statements speak only as of the date they are made. Petco undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	13 Weeks Ended
	October 30, 2021	October 31, 2020	Percent Change
Net sales	$1,443,264	$1,259,997	15%
Cost of sales	848,555	718,559	18%

Gross profit	594,709	541,438	10%
Selling, general and administrative expenses	532,760	495,401	8%

Operating income	61,949	46,037	35%
Interest income	(18)	(49)	(63%)
Interest expense	18,769	53,795	(65%)
Other non-operating income	(19,773)	—	N/M

Income (loss) before income taxes and income from equity method investees	62,971	(7,709)	N/M
Income tax expense (benefit)	14,095	(7,940)	N/M
Income from equity method investees	(2,637)	(1,875)	41%

Net income	51,513	2,106	2,346%
Net loss attributable to noncontrolling interest	(1,239)	(1,297)	(4%)

Net income attributable to Class A and B-1 common stockholders	$52,752	$3,403	1,450%
Net income per Class A and B-1 common share:
Basic	$0.20	$0.02	1,126%
Diluted	$0.20	$0.02	1,121%
Weighted average shares used in computing net income per Class A and B-1 common share:
Basic	264,228	209,015	26%
Diluted	265,322	209,015	27%

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	October 30, 2021	January 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$221,484	$111,402
Receivables, less allowance for credit losses[1]	45,478	41,827
Merchandise inventories, net	644,389	538,675
Prepaid expenses	37,762	40,032
Other current assets	40,761	45,613

Total current assets	989,874	777,549

Fixed assets	1,657,876	1,487,987
Less accumulated depreciation	(975,456)	(860,440)

Fixed assets, net	682,420	627,547
Operating lease right-of-use assets	1,369,231	1,328,108
Goodwill	2,183,202	2,179,310
Trade name	1,025,000	1,025,000
Other intangible assets	4,793	4,793
Less accumulated amortization	(4,336)	(4,079)

Other intangible assets, net	457	714
Other long-term assets	219,362	137,474

Total assets	$6,469,546	$6,075,702

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and book overdrafts	$380,174	$339,485
Accrued salaries and employee benefits	159,705	129,484
Accrued expenses and other liabilities	214,525	145,846
Current portion of operating lease liabilities	256,831	258,289
Current portion of long-term debt and other lease liabilities	20,303	2,203

Total current liabilities	1,031,538	875,307

Senior secured credit facilities, net, excluding current portion	1,643,423	1,646,281
Operating lease liabilities, excluding current portion	1,128,201	1,083,575
Deferred taxes, net	309,072	280,920
Other long-term liabilities	136,399	134,354

Total liabilities	4,248,633	4,020,437

Commitments and contingencies
Stockholders’ equity:
Class A common stock[2]	226	226
Class B-1 common stock[3]	38	38
Class B-2 common stock[4]	—	—
Preferred stock[5]	—	—
Additional paid-in-capital	2,126,294	2,092,110
Retained earnings (accumulated deficit)	113,172	(22,251)
Accumulated other comprehensive loss	(2,328)	(1,275)

Total stockholders’ equity	2,237,402	2,068,848

Noncontrolling interest	(16,489)	(13,583)

Total equity	2,220,913	2,055,265

Total liabilities and equity	$6,469,546	$6,075,702

(1)	Allowances for credit losses are $1,617 as of October 30, 2021 and $3,267 as of January 30, 2021
(2)

Class A common stock, par value $0.001 per share (1.0 billion shares authorized and 226.5 million shares issued and outstanding as of October 30, 2021 and 226.4 million shares issued and outstanding as of January 30, 2021)

(3)	Class B-1 common stock, par value $0.001 per share (75.0 million shares authorized and 37.8 million shares issued and outstanding)
(4)	Class B-2 common stock, par value $0.000001 per share (75.0 million shares authorized and 37.8 million shares issued and outstanding)
(5)	Preferred stock, par value $0.001 per share (25.0 million shares authorized and no shares issued or outstanding)

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited and subject to reclassification)

	39 Weeks Ended
	October 30,	October 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$132,517	$(24,826)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	125,637	128,961
Amortization of debt discounts and issuance costs	4,579	18,291
Provision for deferred taxes	28,523	6,889
Equity-based compensation	36,491	7,464
Impairments, write-offs and losses on sale of fixed and other assets	5,918	7,651
Loss on extinguishment and modification of debt	20,838	—
Income from equity method investees	(7,490)	(2,952)
Amounts reclassified out of accumulated other comprehensive income	—	7,898
Change in contingent consideration obligation	—	(425)
Non-cash operating lease costs	315,930	324,477
Other non-operating income	(64,934)	—
Changes in assets and liabilities:
Receivables	(3,652)	(8,938)
Merchandise inventories	(105,682)	(63,313)
Prepaid expenses and other assets	(8,053)	(18,651)
Accounts payable and book overdrafts	47,973	54,523
Accrued salaries and employee benefits	27,673	34,100
Accrued expenses and other liabilities	45,437	7,654
Operating lease liabilities	(314,620)	(304,426)
Other long-term liabilities	1,359	27,103

Net cash provided by operating activities	288,444	201,480

Cash flows from investing activities:
Cash paid for fixed assets	(164,330)	(96,289)
Cash paid for acquisitions, net of cash acquired	(3,545)	—
Cash paid for investments	—	(1,000)
Distributions from equity investees	—	73
Proceeds from sale of assets	105	1,296

Net cash used in investing activities	(167,770)	(95,920)

Cash flows from financing activities:
Borrowings under long-term debt agreements	1,700,000	440,000
Repayments of long-term debt	(1,686,611)	(487,938)
Debt refinancing costs and original issue discount	(24,665)	—
Payments for finance lease liabilities	(2,650)	(2,831)
Proceeds from employee stock purchase plan	2,920	—
Tax withholdings on stock-based awards	(13)	—
Repurchase of equity	—	(105)
Payment of contingent consideration	—	(250)
Payment of offering costs	(3,844)	—

Net cash used in financing activities	(14,863)	(51,124)

Net increase in cash, cash equivalents and restricted cash	105,811	54,436
Cash, cash equivalents and restricted cash at beginning of period	119,540	154,718

Cash, cash equivalents and restricted cash at end of period	$225,351	$209,154

NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

Adjusted EBITDA and Trailing Twelve Month Adjusted EBITDA

Adjusted EBITDA, including Trailing Twelve Month Adjusted EBITDA, is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (“SEC”) rules because it excludes certain amounts included in net income (loss) calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Petco’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period.

Please see the company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2021 filed with the SEC on April 5, 2021 for additional information on Adjusted EBITDA. The tables below reflect the calculation of Adjusted EBITDA for the thirteen weeks and trailing twelve months ended October 30, 2021 compared to the prior year quarter and twelve-month period ended October 31, 2020, respectively, as well as the twelve-month period ended January 30, 2021.

(dollars in thousands)	13 Weeks Ended
Reconciliation of Net Income Attributable to Class A and B-1 Common Stockholders to Adjusted EBITDA	October 30, 2021	October 31, 2020
Net income attributable to Class A and B-1 common stockholders	$52,752	$3,403
Add (deduct):
Interest expense, net	18,751	53,746
Income tax expense (benefit)	14,095	(7,940)
Depreciation and amortization	42,792	42,923
Income from equity method investees	(2,637)	(1,875)
Asset impairments and write offs	3,228	1,390
Equity-based compensation	13,381	2,847
Other non-operating income	(19,773)	—
Mexico joint venture EBITDA (1)	6,661	4,917
Store pre-opening expenses	4,222	3,625
Store closing expenses	1,264	2,311
Non-cash occupancy-related costs (2)	1,540	3,920
Non-recurring costs (3)	2,233	8,834

Adjusted EBITDA	$138,509	$118,101

Net sales	$1,443,264	$1,259,997
Net margin (4)	3.7%	0.3%
Adjusted EBITDA Margin	9.6%	9.4%

(dollars in thousands)	Trailing Twelve Months
Reconciliation of Net Income (Loss) Attributable to Class A and B-1 Common Stockholders to Adjusted EBITDA	October 30, 2021	January 30, 2021	October 31, 2020
Net income (loss) attributable to Class A and B-1 common stockholders	$129,264	$(26,483)	$(27,495)
Add (deduct):
Interest expense, net	108,117	218,430	229,426
Income tax expense (benefit)	53,984	(3,337)	(20,932)
Depreciation and amortization	171,512	174,836	172,905
Income from equity method investees	(11,020)	(6,482)	(5,067)
Loss on debt extinguishment and modification	38,387	17,549	—
Goodwill & indefinite-lived intangible impairment	—	—	19,000
Asset impairments and write offs	13,873	15,606	10,266
Equity-based compensation	41,942	12,915	9,951
Other non-operating income	(64,934)	—	—
Mexico joint venture EBITDA (1)	25,178	19,074	17,206
Store pre-opening expenses	13,957	9,228	9,290
Store closing expenses	5,164	7,782	8,487
Non-cash occupancy-related costs (2)	7,715	19,240	23,846
Non-recurring costs (3)	34,788	25,990	20,785

Adjusted EBITDA	$567,927	$484,348	$467,668

Net sales	$5,630,505	$4,920,202	$4,731,145
Net margin (4)	2.3%	(0.5%)	(0.6%)
Adjusted EBITDA Margin	10.1%	9.8%	9.9%

Adjusted Net Income and Adjusted EPS

Adjusted Net Income and Adjusted diluted earnings per share attributable to Petco common stockholders (Adjusted EPS) are considered non-GAAP financial measures under the SEC’s rules because they exclude certain amounts included in the net income (loss) attributable to Petco common stockholders and diluted earnings per share attributable to Petco common stockholders calculated in accordance with GAAP. Management believes that Adjusted Net Income and Adjusted EPS are meaningful measures to share with investors because they facilitate comparison of the current period performance with that of the comparable prior period. In addition, Adjusted Net Income and Adjusted EPS afford investors a view of what management considers to be Petco’s core earnings performance as well as the ability to make a more informed assessment of such earnings performance with that of the prior period.

The tables below reflect the calculation of Adjusted Net Income (Loss) and Adjusted EPS for the thirteen weeks ended October 30, 2021 compared to the prior year quarter ended October 31, 2020.

(in thousands, except per share amounts)	13 Weeks Ended
Reconciliation of Diluted EPS to Adjusted EPS	October 30, 2021		October 31, 2020
	Amount	Per share	Amount	Per share
Net income attributable to common stockholders / diluted EPS	$52,752	$0.20	$3,403	$0.02
Add (deduct):
Income tax expense (benefit)	14,095	0.05	(7,940)	(0.04)
Asset impairments and write offs	3,228	0.01	1,390	0.01
Equity-based compensation	13,381	0.05	2,847	0.01
Other non-operating income	(19,773)	(0.08)	—	—
Store pre-opening expenses	4,222	0.02	3,625	0.02
Store closing expenses	1,264	0.00	2,311	0.01
Non-cash occupancy-related costs (2)	1,540	0.01	3,920	0.02
Non-recurring costs (3)	2,233	0.01	8,834	0.04

Adjusted pre-tax income / diluted earnings per share	$72,942	$0.27	$18,390	$0.09
Income tax expense at 26% normalized tax rate	18,965	0.07	4,781	0.02

Adjusted Net Income / Adjusted EPS	$53,977	$0.20	$13,609	$0.07

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that is calculated as net cash provided by operating activities less cash paid for fixed assets. Management believes that Free Cash Flow, which measures the ability to generate additional cash from business operations, is an important financial measure for use in evaluating the company’s financial performance.

The table below reflects the calculation of Free Cash Flow for the thirteen and thirty- nine weeks ended October 31, 2021 compared to the thirteen and thirty-nine weeks ended October 31, 2020.

(in thousands)	13 Weeks Ended		39 Weeks Ended
	October 30, 2021	October 31, 2020	October 30, 2021	October 31, 2020
Net cash provided by operating activities	$86,040	$109,091	$288,444	$201,480
Cash paid for fixed assets	(64,447)	(46,246)	(164,330)	(96,289)

Free Cash Flow	$21,593	$62,845	$124,114	$105,191

Net Debt

Net Debt is a non-GAAP financial measure that is calculated as the sum of current and non-current debt, less cash and cash equivalents. Management considers this adjustment useful because it reduces the volatility of total debt caused by fluctuations between cash paid against the company’s revolving credit facility and cash held on hand in cash and cash equivalents.

The table below reflects the calculation of Net Debt as of October 30, 2021 compared to the prior quarters ended January 30, 2021 and October 31, 2020.

(dollars in thousands)	October 30, 2021	January 30, 2021	October 31, 2020
Total debt:
Senior secured credit facilities, net, including current portion	$1,660,423	$1,646,281	$2,355,426
Senior notes, net	—	—	868,624
Finance leases, including current portion	14,828	13,639	13,615

Total debt	1,675,251	1,659,920	3,237,665
Less: cash and cash equivalents	(221,484)	(111,402)	(195,832)

Net Debt	$1,453,767	$1,548,518	$3,041,833

Adjusted EBITDA (TTM)	$567,927	$484,348	$467,668
Net Debt / Adjusted EBITDA ratio	2.6x	3.2x	6.5x

Adjusted EBITDA, Adjusted Net Income and Adjusted EPS Footnotes

(1)

Mexico Joint Venture EBITDA represents 50% of the entity’s operating results for all periods, as adjusted to reflect the results on a basis comparable to Adjusted EBITDA. In the financial statements, this joint venture is accounted for as an equity method investment and reported net of depreciation and income taxes. Because such a presentation would not reflect the adjustments made in the calculation of Adjusted EBITDA, we include the 50% interest in the company’s Mexico joint venture on an Adjusted EBITDA basis to ensure consistency. The table below presents a reconciliation of Mexico joint venture net income to Mexico joint venture EBITDA.

	13 Weeks Ended
(in thousands)	October 30, 2021	October 31, 2020
Net income	$5,274	$4,053
Depreciation	3,660	2,915
Income tax expense	3,277	2,103
Foreign currency gain	(60)	(395)
Interest expense, net	1,171	1,158

EBITDA	$13,322	$9,834

50% of EBITDA	$6,661	$4,917

(2)	Non-cash occupancy-related costs include the difference between cash and straight-line rent for all periods.
(3)

Non-recurring costs include: severance; legal reserves and related fees; one-time consulting and other costs associated with our strategic transformation initiatives; discontinuation and liquidation costs; and costs related to our initial public offering and refinancing. While we have incurred significant costs associated with the COVID-19 pandemic during fiscal 2020 and 2021, we have not classified any of these costs as non-recurring due to the uncertainty surrounding the pandemic’s length and long-term impact on the macroeconomic operating environment.

(4)	We define net margin as net income (loss) attributable to Class A and B-1 common stockholders divided by net sales and Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.

WOOF-F